Exhibit 21.1

HOLLY ENERGY PARTNERS, L.P.
SUBSIDIARIES OF REGISTRANT

State of Incorporation
Name of Entity	or Organization

Cheyenne Logistics LLC	Delaware
Cheyenne Pipeline LLC (joint venture)	Delaware
Cushing Connect Pipeline & Terminal LLC (joint venture)	Delaware
Cushing Connect Pipeline Holdings LLC (joint venture subsidiary)	Delaware
Cushing Connect Terminal Holdings LLC (joint venture subsidiary)	Delaware
El Dorado Logistics LLC	Delaware
El Dorado Operating LLC	Delaware
El Dorado Osage LLC	Delaware
Frontier Aspen LLC (f/k/a HEP Casper SLC LLC)	Delaware
HEP Cheyenne LLC	Delaware
HEP Cushing LLC (f/k/a HEP Cheyenne Shortline LLC)	Delaware
HEP El Dorado LLC	Delaware
HEP Fin-Tex/Trust-River, L.P.	Texas
HEP Logistics GP, L.L.C	Delaware
HEP Mountain Home, L.L.C.	Delaware
HEP Navajo Southern, L.P.	Delaware
HEP Oklahoma LLC	Delaware
HEP Pipeline Assets, Limited Partnership	Delaware
HEP Pipeline GP, L.L.C.	Delaware
HEP Pipeline, L.L.C.	Delaware
HEP Refining Assets, L.P.	Delaware
HEP Refining GP, L.L.C.	Delaware
HEP Refining, L.L.C.	Delaware
HEP Tulsa LLC	Delaware
HEP UNEV Holdings LLC	Delaware
HEP UNEV Pipeline LLC	Delaware
HEP Woods Cross, L.L.C.	Delaware
Holly Energy Finance Corp.	Delaware
Holly Energy Holdings LLC	Delaware
Holly Energy Partners – Operating, L.P.	Delaware
Holly Energy Storage – Lovington LLC	Delaware
Lovington-Artesia, L.L.C	Delaware
NWNAL LLC	Delaware
Osage Pipe Line Company LLC (joint venture)	Delaware
Roadrunner Pipeline, L.L.C.	Delaware
SLC Pipeline LLC (f/k/a HEP SLC, LLC)	Delaware
UNEV Pipeline, LLC (joint venture)	Delaware
Woods Cross Operating LLC	Delaware